Exhibit 99.1

Oaktree Strategic Income Corporation Announces First Fiscal Quarter 2020 Financial Results and Declares Distribution of $0.155 Per Share

LOS ANGELES, CA, February 6, 2020 - Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended December 31, 2019.

Financial Highlights for the Quarter Ended December 31, 2019

•

Total investment income was $11.6 million ($0.39 per share) for the first fiscal quarter of 2020, down from $12.1 million ($0.41 per share) for the fourth fiscal quarter of 2019, primarily reflecting lower interest income due to decreases in LIBOR and a smaller average investment portfolio.

•

Net investment income was $4.7 million ($0.16 per share) for the first fiscal quarter of 2020, as compared with $5.1 million ($0.17 per share) for the fourth fiscal quarter of 2019, primarily reflecting lower investment income.

•

Net asset value (“NAV”) per share was $9.71 as of December 31, 2019, up $0.06 as compared to $9.65 as of September 30, 2019. The increase in NAV was primarily due to unrealized appreciation on the investment portfolio.

•	Originated $34.9 million of new investment commitments and received $46.0 million of proceeds from prepayments, exits, other paydowns and sales during the quarter ended December 31, 2019.

•	A quarterly distribution was declared of $0.155 per share, payable on March 31, 2020 to stockholders of record on March 13, 2020.

Armen Panossian, Chief Executive Officer and Chief Investment Officer, said, “OCSI produced solid first-quarter results, highlighted by NAV appreciation, steady progress rotating out of non-core investments, and selective originations. We exited two non-core positions, and we originated $35 million in mostly first lien investments that are consistent with our late-cycle investment approach. Credit quality remains excellent with no investments on non-accrual, and with 97% of the non-JV portfolio in first lien loans, we believe we are well-positioned to deliver strong risk-adjusted returns to our shareholders.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.155 per share, payable on March 31, 2020 to stockholders of record on March 13, 2020.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
	December 31, 2019 (unaudited)	September 30, 2019 (unaudited)	December 31, 2018 (unaudited)
Operating results:
Interest income	$11,211,885	$11,975,868	$11,203,567
PIK interest income	3,563	9,633	7,745
Fee income	387,665	92,675	47,635

Total investment income	11,603,113	12,078,176	11,258,947
Net expenses	6,875,533	6,936,609	6,395,410

Net investment income	4,727,580	5,141,567	4,863,537
Net realized and unrealized gains (losses)	1,406,674	(2,145,221)	(18,064,228)

Net increase (decrease) in net assets resulting from operations	$6,134,254	$2,996,346	$(13,200,691)

Net investment income per common share	$0.16	$0.17	$0.17
Net realized and unrealized gains (losses) per common share	$0.05	$(0.07)	$(0.62)
Earnings (loss) per common share — basic and diluted	$0.21	$0.10	$(0.45)

	As of
	December 31, 2019 (unaudited)	September 30, 2019
Select balance sheet and other data:
Investment portfolio at fair value	$584,453,747	$597,104,447
Total debt outstanding	306,156,800	294,656,800
Net assets	286,016,910	284,450,006
Net asset value per share	9.71	9.65
Total leverage	1.07x	1.04x

Total investment income for the quarter ended December 31, 2019 was $11.6 million and included $11.2 million of interest income from portfolio investments and $0.4 million of fee income. Total investment income was $0.5 million lower as compared to the quarter ended September 30, 2019, primarily due to lower interest income earned due to decreases in LIBOR that impacted our floating rate investments and a smaller average investment portfolio.

Net expenses of $6.9 million for the quarter ended December 31, 2019 were relatively flat as compared to the fourth quarter of 2019. This was primarily attributable to a $0.2 million decrease in interest expense resulting from decreases in LIBOR, offset by a $0.1 million increase in Part I incentive fees (net of waivers), which was primarily attributable to lower investment income and lower fees waived in connection with the expiration of the two-year contractual fee waiver period1, as well as a $0.1 million increase in professional fees.

Net realized and unrealized gains on the investment portfolio for the quarter were $1.4 million, primarily reflecting unrealized appreciation on certain debt investments.

[1]

To ensure compliance with Section 15(f) of the Investment Company Act, Oaktree Capital Management, L.P. (“Oaktree”) entered into a two-year contractual fee waiver with the Company, which ended on October 17, 2019, pursuant to which Oaktree waived any management or incentive fees payable under the investment advisory agreement that exceeded what would have been paid to the Company’s former investment adviser in the aggregate under the former investment advisory agreement.

Portfolio and Investment Activity

	As of
($ in thousands)	December 31, 2019 (unaudited)	September 30, 2019 (unaudited)	December 31, 2018 (unaudited)
Investments at fair value	$584,454	$597,104	$553,351
Number of portfolio companies	84	84	79
Average portfolio company debt size	$7,100	$7,200	$7,100

Asset class:
Senior secured debt	90.7%	90.9%	90.1%
OCSI Glick JV	9.3%	9.1%	9.9%
Equity	—%	—%	—%

Non-accrual debt investments:
Non-accrual investments at fair value	$—	$—	$50
Non-accrual investments as a percentage of debt investments	—%	—%	—%
Number of investments on non-accrual	—	—	1

Interest rate type:
Percentage floating-rate	100.0%	100.0%	100.0%

Yields:
Weighted average yield on debt investments (1)	7.2%	7.4%	7.8%
Cash component of weighted average yield on debt investments	7.0%	7.3%	7.7%
Weighted average yield on total portfolio investments (2)	7.2%	7.4%	7.8%

Investment activity:
New investment commitments	$34,900	$50,800	$93,100
New funded investment activity (3)	$37,900	$51,100	$87,000
Proceeds from prepayments, exits, other paydowns and sales	$46,000	$40,200	$73,100
Net new investments (4)	$(8,100)	$10,900	$13,900
Number of new investment commitments in new portfolio companies	9	7	12
Number of new investment commitments in existing portfolio companies	2	1	7
Number of portfolio company exits	9	5	9

(1)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including the Company’s share of the return on debt investments in the OCSI Glick JV.

(2)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in the OCSI Glick JV.

(3)	New funded investment activity includes drawdowns on existing revolver commitments.
(4)	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of December 31, 2019, the fair value of the Company’s investment portfolio was $584.5 million and was comprised of investments in 84 companies, including the Company’s investments in OCSI Glick JV LLC (“OCSI Glick JV”).

As of December 31, 2019, 90.7% of the Company’s portfolio consisted of senior secured floating-rate debt investments, including 88.0% of first liens and 2.7% of second liens, and 9.3% consisted of a subordinated note investment in the OCSI Glick JV at fair value.

As of December 31, 2019, there were no investments on which the Company had stopped accruing cash and/or payment-in-kind interest or original issue discount income.

As of December 31, 2019, the OCSI Glick JV had $171.4 million in assets, including senior secured loans to 42 portfolio companies. The joint venture generated income of $1.4 million for Oaktree Strategic Income during the quarter ended December 31, 2019. As of December 31, 2019, OCSI Glick JV had $25.6 million of undrawn capacity on its senior revolving credit facility.

Liquidity and Capital Resources

As of December 31, 2019, the Company had $18.0 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $306.2 million, and $148.8 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 4.0% and 4.2% as of December 31, 2019 and September 30, 2019, respectively.

The Company’s total leverage ratio was 1.07x and 1.04x debt-to-equity as of December 31, 2019 and September 30, 2019, respectively.

Conference Call Information

Oaktree Strategic Income will host a conference call to discuss its first fiscal quarter results at 12:30 p.m. Eastern Time / 9:30 a.m. Pacific Time on February 6, 2020. The conference call may be accessed by dialing (877) 507-4376 (U.S. callers) or +1 (412) 317-5239 (non-U.S. callers), participant password “Oaktree Strategic Income.” During the earnings conference call, Oaktree Strategic Income intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Strategic Income website, www.oaktreestrategicincome.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Strategic Income’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Strategic Income’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10138076, beginning approximately one hour after the broadcast.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. The Company seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Strategic Income is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income’s website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Strategic Income Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Strategic Income Corporation

Consolidated Statements of Assets and Liabilities

	December 31, 2019 (unaudited)	September 30, 2019
ASSETS
Investments at fair value:
Control investments (cost December 31, 2019: $73,168,024; cost September 30, 2019: $73,189,664)	$54,169,710	$54,326,418
Non-control/Non-affiliate investments (cost December 31, 2019: $538,934,038; cost September 30, 2019: $553,679,070)	530,284,037	542,778,029

Total investments at fair value (cost December 31, 2019: $612,102,062; cost September 30, 2019: $626,868,734)	584,453,747	597,104,447
Cash and cash equivalents	9,525,141	5,646,899
Restricted cash	8,469,933	8,404,733
Interest, dividends and fees receivable	3,031,841	3,813,730
Due from portfolio companies	806,914	350,597
Receivables from unsettled transactions	4,105,042	5,091,671
Deferred financing costs	1,923,373	2,139,299
Derivative asset at fair value	—	20,876
Other assets	817,916	761,462

Total assets	$613,133,907	$623,333,714

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$932,315	$901,410
Base management fee and incentive fee payable	1,255,344	1,368,431
Due to affiliate	1,404,411	1,457,007
Interest payable	2,545,744	2,750,587
Payables from unsettled transactions	14,653,671	37,724,473
Derivative liability at fair value	168,712	—
Director fees payable	—	25,000
Credit facilities payable	306,156,800	294,656,800

Total liabilities	327,116,997	338,883,708
Commitments and contingencies
Net assets:
Common stock, $0.01 par value per share, 150,000,000 shares authorized; 29,466,768 shares issued and outstanding as of December 31, 2019 and September 30, 2019	294,668	294,668
Additional paid-in-capital	369,199,332	369,199,332
Accumulated overdistributed earnings	(83,477,090)	(85,043,994)

Total net assets (equivalent to $9.71 and $9.65 per common share as of December 31, 2019 and September 30, 2019, respectively)	286,016,910	284,450,006

Total liabilities and net assets	$613,133,907	$623,333,714

Oaktree Strategic Income Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended December 31, 2019 (unaudited)	Three months ended September 30, 2019 (unaudited)	Three months ended December 31, 2018 (unaudited)
Interest income:
Control investments	$1,436,726	$1,500,837	$1,485,423
Non-control/Non-affiliate investments	9,744,449	10,443,068	9,651,149
Interest on cash and cash equivalents	30,710	31,963	66,995

Total interest income	11,211,885	11,975,868	11,203,567

PIK interest income:
Non-control/Non-affiliate investments	3,563	9,633	7,745

Total PIK interest income	3,563	9,633	7,745

Fee income:
Non-control/Non-affiliate investments	387,665	92,675	47,635

Total fee income	387,665	92,675	47,635

Total investment income	11,603,113	12,078,176	11,258,947

Expenses:
Base management fee	1,505,526	1,511,365	1,414,767
Part I incentive fee	992,138	1,048,786	854,378
Professional fees	373,186	303,380	458,612
Directors fees	105,000	105,000	105,000
Interest expense	3,426,891	3,673,356	3,222,954
Administrator expense	249,914	231,756	434,867
General and administrative expenses	273,479	260,501	332,226

Total expenses	6,926,134	7,134,144	6,822,804
Fees waived	(50,601)	(197,535)	(427,394)

Net expenses	6,875,533	6,936,609	6,395,410

Net investment income	4,727,580	5,141,567	4,863,537

Unrealized appreciation (depreciation):
Control investments	(135,068)	(1,287,873)	(3,915,243)
Non-control/Non-affiliate investments	2,251,040	1,106,013	(15,770,813)
Foreign currency forward contract	(189,588)	33,508	(74,568)

Net unrealized appreciation (depreciation)	1,926,384	(148,352)	(19,760,624)

Realized gains (losses):
Non-control/Non-affiliate investments	(277,225)	(2,187,603)	1,447,306
Foreign currency forward contract	(242,485)	190,734	249,090

Net realized gains (losses)	(519,710)	(1,996,869)	1,696,396

Net realized and unrealized gains (losses)	1,406,674	(2,145,221)	(18,064,228)

Net increase (decrease) in net assets resulting from operations	$6,134,254	$2,996,346	$(13,200,691)

Net investment income per common share — basic and diluted	$0.16	$0.17	$0.17
Earnings (loss) per common share — basic and diluted	$0.21	$0.10	$(0.45)
Weighted average common shares outstanding — basic and diluted	29,466,768	29,466,768	29,466,768